Exhibit 15

                           Accountants' Acknowledgment


The Board of Directors and Shareholders
The Pepsi Bottling Group, Inc.:

The Owners of
Bottling Group, LLC:

With respect to the registration statements listed below, we acknowledge our awareness of the use therein of our report dated September 30, 2003, except as to Note 11, which is as of October 7, 2003 related to our review of The Pepsi Bottling Group, Inc. interim financial information and our report dated September 30, 2003, except as to Note 10, which is as of October 7, 2003 related to our review of Bottling Group, LLC interim financial information.

  o    Form S-8 dated May 26, 1999          (File No. 333-79357)
  o    Form S-8 dated May 26, 1999          (File No. 333-79369)
  o    Form S-8 dated May 27, 1999          (File No. 333-79375)
  o    Form S-8 dated May 26, 1999          (File No. 333-79365)
  o    Form S-8 dated June 14, 1999         (File No. 333-80647)
  o    Form S-8 dated May 8, 2001           (File No. 333-60428)
  o    Form S-8 dated September 19, 2001    (File No. 333-69622)
  o    Form S-8 dated November 14, 2001     (File No. 333-73302)
  o    Form S-8 dated October 28, 2002      (File No. 333-100786)

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such reports are not considered part of a registration statement prepared or certified by an accountant, or reports prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                                               /s/ KPMG LLP

New York, New York
October 17, 2003